NEWS RELEASE
FOR IMMEDIATE RELEASE
PICO HOLDINGS, INC. ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2017 RESULTS

(La Jolla, California) - March 1, 2018 - PICO Holdings, Inc. (GLOBE NEWSWIRE)

PICO Holdings, Inc. (NASDAQ:PICO) reported results for the fourth quarter and full year ended December 31, 2017. We reported shareholders' equity of $207.2 million ($8.95 per share) at December 31, 2017, which reflects the payment of the special dividend in the fourth quarter of 2017, compared to $324 million ($14.00 per share) at September 30, 2017 and $328 million ($14.22 per share) at December 31, 2016.

Fourth Quarter Results of Operations

For the fourth quarter of 2017, we reported a net loss of $1.1 million ($0.05 per share), compared to a net loss of $8.8 million ($0.38 per share) for the fourth quarter of 2016. Our fourth quarter results of operations were as follows (in thousands):

	Three Months Ended December 31,
	2017	2016

Total revenue	$1,244	$5,134

Loss from continuing operations before income taxes	(2,064)	(11,817)
Benefit for federal, foreign, and state income taxes	336	423
Loss from continuing operations	(1,728)	(11,394)
Income from discontinued operations, net of tax		9,703
Gain on sale of discontinued operations, net of tax	612	83
Net income from discontinued operations, net of tax	612	9,786
Net loss	(1,116)	(1,608)
Net income attributable to noncontrolling interests		(7,159)
Net loss attributable to PICO Holdings, Inc.	$(1,116)	$(8,767)

Full Year Results of Operations

For 2017, we reported net income of $464,000 ($0.02 per share), compared to a net loss of $21.9 million ($0.95 per share) for 2016. Our full year results of operations were as follows (in thousands):

	Year Ended December 31,
	2017	2016

Total revenue	$36,276	$7,934

Income (loss) from continuing operations before income taxes	10,341	(26,288)
Benefit (provision) for federal, foreign, and state income taxes	(3,082)	1,135
Income (loss) from continuing operations	7,259	(25,153)
Income from discontinued operations, net of tax	3,053	13,899
Loss on sale of discontinued operations, net of tax	(8,698)	(1,775)
Net income (loss) from discontinued operations, net of tax	(5,645)	12,124
Net income (loss)	1,614	(13,029)
Net income attributable to noncontrolling interests	(1,150)	(8,836)
Net income (loss) attributable to PICO Holdings, Inc.	$464	$(21,865)

PICO’s President and Chief Executive Officer, Max Webb, commented:

“We are pleased to be able to report progress on the execution of our business plan in 2017 and the results for the year clearly reflect the three major items that form the basis of our business plan:

•
Monetization of assets: Most notably in 2017 we disposed of our 57% owned homebuilding subsidiary, UCP, Inc., and ultimately received cash proceeds of $114.5 million as a result of the sale transaction. Our wholly - owned subsidiary, Vidler Water Company, sold 102,500 Long Term Storage Credits in 2017 for $25.9 million and also in 2017 we wound down our oil and gas operations.

•
Return of Capital to Shareholders: In the fourth quarter of 2017, we paid a special dividend to shareholders of $5 per share for a total distribution of $115.9 million. The payment is classified for federal income tax purposes as a tax - free return of capital to shareholders.

•
Reduction in costs: We continued to reduce our general, administrative and other costs to $12.4 million in 2017 from $32.8 million in 2016 primarily by reducing employee headcount, executive compensation, stock-based compensation, directors’ fees and certain legal and other professional fees. The 2016 costs include a charge of $10.4 million for severance and related payments to our former CEO. General, administrative and other costs were $20 million for 2015.

“Also during 2017, we announced the exploration of strategic alternatives including the possible sale of the Company and as a result we engaged JMP Securities LLC as the Company’s exclusive financial advisor and Cooley LLP as PICO’s legal counsel. That exploration is proceeding and we will provide an update to our shareholders as and when this process concludes.”

The foregoing discussion of the tax treatment of the special dividend is general in nature, is not intended for any particular shareholder and is not intended as tax advice. Each shareholder is strongly encouraged to consult its financial and tax advisors regarding the appropriate treatment of the special dividend and the corresponding tax consequences that may be relevant to such shareholder’s particular circumstances, because the tax treatment is complex and uncertain at this time, and the actual current or accumulated earnings and profits of the Company for 2017 could vary from the Company’s present estimate and such variance could result in different consequences to a particular shareholder.

Net Operating Loss Carryforwards

At December 31, 2017, we had approximately $185.5 million of (pre-tax) federal net operating loss carryforwards, or NOLs, that could be utilized in certain circumstances to offset our taxable income and reduce our federal income tax liability. Additional information with respect to these NOLs is included in our Annual Report on Form 10-K for the year ended December 31, 2017 that we filed with the Securities and Exchange Commission.

About PICO Holdings, Inc.

PICO Holdings is a diversified holding company.  The Company has announced that the Company's Board of Directors had engaged JMP Securities LLC as PICO’s exclusive financial advisor and Cooley LLP as PICO’s legal counsel to explore strategic alternatives to further enhance shareholder value. The intention of the engagements is to evaluate potential alternatives such as the sale of the Company, a merger, a business combination, or a sale, license or disposition of assets of the Company.

As of December 31, 2017, our major investment was Vidler Water Company, Inc., a water resource and water storage business with assets and operations primarily in the Southwestern U.S.

OTHER INFORMATION

At December 31, 2017, PICO Holdings, Inc. had a market capitalization of $296.3 million, and 23,152,027 shares outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this press release that are not historical, including statements regarding our business objectives, the tax treatment of the special cash dividend, our earnings and profits for tax purposes in 2017, our ability to preserve and utilize NOLs to offset taxable income and reduce our federal income liability, and our ability to consummate a strategic transaction to further enhance shareholder value, are forward-looking statements based on current expectations and assumptions that are subject to risks and uncertainties.

In addition, a number of other factors may cause results to differ materially from our expectations, such as: any slow down or downturn in the housing recovery or in the real estate markets in which Vidler operates; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; prolonged weakness in the overall U.S. and global economies; the performance of the businesses; the continued service and availability of key management personnel; and potential capital requirements and financing alternatives.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (858) 456-6022 or at http://investors.picoholdings.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

This news release was distributed by GlobeNewswire, www.globenewswire.com.

CONTACT:    Max Webb
Chief Executive Officer
(858) 652-4114

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